Exhibit 99.1

PCTEL Reports Third Quarter Financial Results

BLOOMINGDALE, Illinois – November 4, 2021 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the third quarter ended September 30, 2021.

Highlights

•	Revenue of $22.4 million in the third quarter, 18.4% higher compared to the third quarter 2020 and $0.7 million higher compared to the second quarter 2021.

•

Gross profit margin of 45.8% in the third quarter compared to 50.6% in the third quarter 2020 and 45.9% in the second quarter 2021. The decline from the third quarter of 2020 is primarily due to a higher mix of antennas and Industrial IoT devices.

•	GAAP net income per diluted share of $0.04 in the third quarter compared to $0.06 in the third quarter 2020 and ($0.01) in the second quarter 2021.

•	Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings.

•	Non-GAAP net income per diluted share of $0.08 in the third quarter compared to Non-GAAP net income per diluted share of $0.08 in the third quarter 2020 and $0.07 in the second quarter 2021.

•	Adjusted EBITDA as a percent of revenue of 10.4% in the third quarter compared to 12.4% in the third quarter 2020 and 10.2% in the second quarter 2021.

•	$32.5 million of cash and investments and $0.1 million of debt at September 30, 2021 compared to $41.0 million and no debt at December 31, 2020.

“Despite the significant supply chain issues that impacted our revenues, we’re encouraged that our earnings were within our guidance and our revenue was modestly below guidance,” said David Neumann, PCTEL’s CEO. “Demand for our products remains strong as evidenced by another sequential increase in orders. We continue to invest in exciting new 5G products, including the Gflex™ scanning receiver, new 5G/IoT antenna platforms and industrial IoT devices. The Gflex scanning receiver opens new opportunities in the government signal intelligence market and we believe market demand for our 5G, vehicular and IIoT products will remain high through next year.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (877) 545-0320 (United States/Canada) or (973) 528-0002 (International), PIN number: 570294. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), PIN number: 43360.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding the impact of the COVID-19 pandemic; our future financial performance; growth of our antenna solutions and Industrial IoT business and our test and measurement business; the impact of the acquisition of Smarteq on the Company’s ability to offer additional products, expand in the European market, and generate revenue; the impact of our transition plan for manufacturing inside and outside China; the anticipated demand for certain products, including those related to public safety, Industrial IoT, 5G (e.g., the Gflex scanning receiver) and intelligent transportation; and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to integrate Smarteq, expand its European presence and benefit from additional antenna and Industrial IoT product offerings; the impact of the uncertainty regarding renewal of our lease of our Tianjin, China manufacturing premises; the impact of tariffs on certain imports from China; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2021 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
REVENUES	$ 22,411	$ 18,923	$ 61,799	$ 56,271
COST OF REVENUES	12,157	9,348	33,266	28,960
GROSS PROFIT	10,254	9,575	28,533	27,311
OPERATING EXPENSES:				
Research and development	3,338	3,216	9,754	9,315
Sales and marketing	3,347	2,640	9,497	8,179
General and administrative	2,817	2,559	9,228	8,306
Amortization of intangible assets	80	0	135	32
Restructuring benefits (expenses)	(1)	25	59	124
Total operating expenses	9,581	8,440	28,673	25,956
OPERATING INCOME (LOSS)	673	1,135	(140)	1,355
Other (expense) income, net	(4)	(84)	(10)	216
INCOME (LOSS) BEFORE INCOME TAXES	669	1,051	(150)	1,571
Expense for income taxes	5	9	17	25
NET INCOME (LOSS)	$ 664	$ 1,042	$ (167)	$ 1,546
Net Income (Loss) per Share:				
Basic	$ 0.04	$ 0.06	$ (0.01)	$ 0.09
Diluted	$ 0.04	$ 0.06	$ (0.01)	$ 0.08
Weighted Average Shares:				
Basic	17,945	18,199	18,078	18,184
Diluted	17,962	18,311	18,078	18,382
Cash dividend per share	$ 0.055	$ 0.055	$ 0.165	$ 0.165

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Margin percentage to Non-GAAP Gross Margin Percentage
($'s in thousands)

	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021			
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$16,686	$5,921	($196)	$22,411	$43,971	$18,540	($712)	$61,799
GROSS PROFIT	$5,655	$4,635	($36)	$10,254	$14,578	$14,057	($102)	$28,533
GAAP GROSS PROFIT %	33.9%	78.3%		45.8%	33.2%	75.8%		46.2%
Non-GAAP adjustments:								
Amortization of inventory step-up	0.8%	0.0%		0.6%	0.9%	0.0%		0.7%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.1%	0.5%		0.2%	0.0%	0.5%		0.3%
Non-GAAP GROSS PROFIT %	34.9%	78.8%		46.7%	34.2%	76.3%		47.2%

	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020			
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$12,326	$6,810	($213)	$18,923	$37,696	$19,011	($436)	$56,271
GROSS PROFIT	$4,336	$5,203	$36	$9,575	$13,228	$14,109	($26)	$27,311
GROSS PROFIT %	35.2%	76.4%		50.6%	35.1%	74.2%		48.5%
Non-GAAP adjustments:								
Amortization of intangible assets	0.0%	0.0%		0.0%	0.0%	0.6%		0.2%
Stock compensation expenses	0.2%	0.5%		0.3%	0.3%	0.6%		0.4%
Non-GAAP GROSS PROFIT %	35.4%	76.9%		50.9%	35.4%	75.4%		49.1%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross margin percentage to its Non-GAAP gross margin percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, and the amortization of the inventory step-up to fair value related to the acquisition of Smarteq.

PCTEL, INC.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating expenses (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	**2020**	**2021**	**2020**
GAAP Operating expenses	**$9,581**	**$8,440**	**$28,673**	**$25,956**
Stock compensation expenses	(321)	(433)	(1,844)	(1,996)
Amortization of intangible assets	(80)	0	(135)	(32)
Restructuring benefits (expenses)	1	(25)	(59)	(124)
Acquisition related expenses	(289)	0	(593)	0
Non-GAAP Operating expenses	**$8,892**	**$7,982**	**$26,042**	**$23,804**

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating (loss) income to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2021	2020	2021	2020
Operating Income (Loss)	$673	$1,135	($140)	$1,355
Add:				
Amortization of inventory step-up to fair value	133	0	415	0
Depreciation and amortization	764	759	2,257	2,260
Intangible amortization	101	0	171	144
Restructuring benefits (expenses)	(1)	25	59	124
Stock compensation expenses	372	433	2,029	1,996
Acquisition related expenses	289	0	593	0
Adjusted EBITDA	$2,331	$2,352	$5,384	$5,879
% of revenue	10.4%	12.4%	8.7%	10.4%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, the amortization of inventory step up to fair value, and acquisition related expenses.